Exhibit 99.1

NEWS RELEASE

Noble Energy Provides Long-term Outlook and Highlights
U.S. Onshore Portfolio

HOUSTON (November 16, 2016) - Noble Energy, Inc. (NYSE: NBL) (“Noble Energy” or “The Company”) is hosting an investor event today to provide an outlook through 2020 and an update on its U.S. onshore operations. Today’s presentation includes a forward base plan utilizing $50 per barrel WTI and Brent and $3 per thousand cubic feet Henry Hub natural gas for 2017, with modest oil price acceleration through 2020. An upside plan is also provided which adds $10 per barrel in commodity price to all periods.

David L. Stover, Noble Energy’s Chairman, President and CEO, commented, “We have made tremendous strides and significantly enhanced our business during the past two years. Today, we are excited to share our strong outlook for the next four years. The high-margin growth we are outlining, led by our DJ Basin, Delaware and Eastern Mediterranean assets, is driving cash flows to increase at a rate of three to four times our volume growth. Our plan is fully funded and provides for additional opportunities or further acceleration, while also improving the balance sheet. Delivery of our plan is building on the momentum of significant outperformance in 2016, which is resulting in a preliminary 2017 outlook that is dramatically improved from original plans. The quality of our portfolio, the quality of our teams, and our ability to execute will deliver substantial value-added growth and enhanced company returns.”

Highlights from today’s presentation include:

2016-2020 Outcomes

•	Oil volumes from the Company’s U.S. onshore assets are expected to increase at a compound annual growth rate (CAGR) of 23 percent in the base plan and 29 percent in the upside plan.

•	U.S. onshore production grows at a 13 to 16 percent CAGR, adjusted for divestitures.

•
Total company production is expected to reach between 540 and 625 thousand barrels of oil equivalent per day (MBoe/d) in 2020, an 8 to 12 percent CAGR, adjusted for divestitures. 2020 sales volumes assume a January startup from the Leviathan field, offshore Israel.

•	Approximately 75 percent of total Company capital is allocated to the DJ Basin, Delaware and Eastern Mediterranean assets over the plan period.

•	Return on average capital employed(1) is anticipated to reach between 8 and 14 percent in 2020.

U.S. Onshore Update

•
The Company has identified over 7,000 gross future drilling locations with an average lateral length of over 8,000 feet. Total U.S. onshore net unrisked resources have increased to 7 billion barrels of oil equivalent.

•
Combined Delaware and Eagle Ford production is anticipated to range between 165 and 195 MBoe/d by 2020, up 160 to 200 percent from 2016 volumes. In the Delaware Basin, the Company’s Wolfcamp A estimated ultimate recovery (EUR) per well has been raised to 1.2 million barrels of oil equivalent for a 7,500 foot lateral.

•
In the DJ Basin, total sales volumes are expected to grow at an 11 to 16 percent CAGR over the plan period. Per well EURs have been raised by an average of approximately 20 percent in the Wells Ranch, East Pony and Mustang areas.

Preliminary 2017 Outlook

•
U.S. onshore oil production is anticipated to be 15 percent higher than 2016 on a full year basis, and 25 percent higher when comparing the second half of 2017 versus the same period in 2016. Total company volumes in 2017 are expected to average between 400 and 410 MBoe/d, up from 2016 after adjusting for 2016 divestment impacts which total nearly 20 MBoe/d.

•
Seventy percent of the Company’s 2017 preliminary upstream capital expenditures are targeted for U.S. onshore activities, primarily in the DJ Basin, Delaware, and Eagle Ford. Twenty-five percent are planned in the Eastern Mediterranean, including costs associated with the Tamar development well currently being drilled and Leviathan post-sanction.

•	A formal budget and capital program is expected to be finalized early in 2017.

(1) A non-GAAP measure, see appendix of related presentation material for definition of this non-GAAP measure.

Investor Update Webcast
Event: Noble Energy Longer-Term Outlook
Date: Wednesday, November 16, 2016
Time: 9:00 am - 10:30 a.m. CT.
Webcast and Replay: www.nobleenergyinc.com

The live audio webcast link and related presentation material are accessible on the ‘Investors’ page of the Company’s website. A replay of the event will be available at the same web location.

Noble Energy (NYSE: NBL) is an independent oil and natural gas exploration and production company with a diversified high-quality portfolio of both U.S. unconventional and global offshore conventional assets spanning three continents. Founded more than 80 years ago, the company is committed to safely and responsibly delivering our purpose: Energizing the World, Bettering People’s Lives®. For more information, visit www.nobleenergyinc.com.

Investor Contacts
Brad Whitmarsh
(281) 943-1670
Brad.Whitmarsh@nblenergy.com

Megan Repine
(832) 639-7380
Megan.Repine@nblenergy.com

Media Contacts:
Reba Reid
(713) 412-8441
media@nblenergy.com

Paula Beasley
(281) 876-6133
media@nblenergy.com

This news release contains certain “forward-looking statements” within the meaning of federal securities law. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, “estimates”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy’s current views about future events. They may include estimates of oil and natural gas reserves, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are discussed in its most recent annual report on Form 10-K and in other reports on file with the Securities and Exchange Commission (“SEC”). These reports are also available from Noble Energy’s offices or website, http://www.nobleenergyinc.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

The Securities and Exchange Commission requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The SEC permits the optional disclosure of probable and possible reserves, however, we have not disclosed the Company's probable and possible reserves in our filings with the SEC. We use certain terms in this news release, such as “net unrisked resources” and “EUR” or “estimated ultimate recovery”, which are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Noble Energy's offices or website, http://www.nobleenergyinc.com.

This news release also contains a forward-looking non-GAAP financial measure, return on average capital employed. Due to the forward-looking nature of the aforementioned non-GAAP financial measure,

management cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure. Amounts excluded from this non-GAAP measure in future periods could be significant. Management believes the aforementioned non-GAAP financial measure is a good tool for internal use and the investment community in evaluating Noble Energy’s overall financial performance. This non-GAAP measure is broadly used to value and compare companies in the crude oil and natural gas industry.